Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2024 relating to the financial statements and financial statement schedule of Groupon, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Groupon, Inc. for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Chicago, Illinois
June 14, 2024